UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 15, 2016
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The attached press release discusses store and club closures by Wal-Mart Stores, Inc. (“Walmart” or the “Company”). A total of 269 stores and clubs, representing less than 1% of both global square footage and revenue, will be closed.

The financial impact of these closures is estimated to be approximately $0.20 to $0.22 of diluted earnings per share from continuing operations, with approximately $0.19 to $0.20 expected to impact the fourth quarter of fiscal 2016. The remainder of the impact will fall into the first half of fiscal 2017. Approximately 75 percent of the impact relates to U.S. closings and the remaining portion involves Walmart International, with a large majority of the international impact relating to the closures in Brazil. Walmart will report its fiscal 2016 fourth quarter and full year results on February 18, 2016. The estimated financial impact is not included in the Company’s fiscal 2016 fourth quarter and full year earnings guidance. Further details regarding the store and club closures are included in the attached press release.

Walmart considers the statements above as to the estimated financial impact from the store and club closures on fourth quarter earnings for fiscal year 2016 and for the first half of fiscal 2017 to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act. These forward-looking statements are subject to certain risks, uncertainties and other factors.

Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1 - A copy of the Press Release referenced in Item 8.01 of this Form 8-K is included herewith as Exhibit 99.1.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 15, 2016

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate Division

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press Release of Wal-Mart Stores, Inc. dated January 15, 2016.